UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2012

SPY INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51071	33-0580186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive, Carlsbad, California		92011
(Address of Principal Executive Offices)		(Zip Code)

(760) 804-8420

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2012, the board of directors of SPY Inc. (the “Company”) appointed J. David Chute as a member of the board of directors. Mr. Chute has been appointed to serve as a director until the Company’s 2012 annual meeting of stockholders or until his earlier resignation or removal. There was no arrangement or understanding between Mr. Chute and any other person pursuant to which Mr. Chute was selected as a director. There are no familial relationships between Mr. Chute and any of the Company’s other directors or officers. Mr. Chute was not appointed to any of the Company’s board committees at this time.

Mr. Chute has extensive experience as a product consultant and an innovator in the sunglass industry. Mr. Chute is President of i2C Ventures, LLC, a company he founded in 2003 that consults with, commercializes and invests in early state proprietary consumer products. Mr. Chute is also co-founder of SunBird, LLC, which he co-founded in 2004 and which licenses certain rights to clip-on sunglasses technology. From 2008 until its acquisition in 2010, Mr. Chute was President and CEO of Switch Vision, a company he co-founded that sells sunglasses with magnetic interchangeable lenses. Switch Vision was acquired in 2010. From 1990 until 2002, Mr. Chute served as Global Managing Director of the Nike, Flexon and Trade Divisions and Executive Vice President of Marchon Eyewear, where his responsibilities included brand and product development, sourcing, marketing, management and strategy. Mr. Chute also founded Flex Eyewear in 1988, a company that was acquired by Marchon Eyewear in 1990. From 1986 until 1989, Mr. Chute was a partner in the Beta Group, which founded or acquired, and managed several businesses. From 1983 until 1986, Mr. Chute was a consultant at the Boston Consulting Group. Mr. Chute received an M.B.A. from Stanford University Graduate School of Business, holds an M.S. in Economics from the London School of Economics and earned a B.A. in Economics at the University of California, Davis.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2012, the board of directors of the Company adopted the Company’s Third Amended and Restated Bylaws. The Third Amended and Restated Bylaws correct a typographical error in the Company’s Second Amended and Restated Bylaws. The Second Amended and Restated Bylaws incorrectly used the word “earlier” in Section 2.2 of the bylaws in its discussion of when stockholders may propose business to be brought before an annual meeting of stockholders. The Third Amended and Restated Bylaws replaced the word “earlier” with the word “later” to clarify that stockholders may propose business to be brought before an annual meeting of stockholders by providing notice to the Company not later than ninety days nor more than one hundred twenty days in advance of the date of the Company’s proxy statement that was released to the stockholders in connection with the previous year’s annual meeting of stockholders.

A copy of the Company’s Third Amended and Restated Bylaws, effective April 27, 2012, is attached as Exhibit 3.1 to this current report on Form 8-K. The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Third Amended and Restated Bylaws of SPY Inc., effective April 27, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2012	Orange 21 Inc.

	By:	/s/ Michael D. Angel
Michael D. Angel
Chief Financial Officer, Treasurer and Secretary